UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 15, 2009, Philip Morris International Inc. (the “Company”) approved a form of indemnification agreement to be entered into with each of the members of its Board of Directors and each of the Company’s executive officers (the “Indemnitees”). The agreement provides for mandatory indemnification against liabilities as well as mandatory advancement and reimbursement of all reasonable expenses (in each case subject to limited exceptions) that may be incurred by the Indemnitees in various legal proceedings arising out of their service as directors and executive officers, as permitted by Virginia law and the Company’s Amended and Restated Articles of Incorporation. The agreement also provides procedures for requesting and obtaining indemnification and payment of expenses.

The form of the agreement is attached as Exhibit 10.1 and incorporated herein by reference, and the foregoing description is qualified in its entirety by the terms of the form of the agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1.	Philip Morris International Inc. Form of Indemnification Agreement with Directors and Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. PENN HOLSENBECK
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: September 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Philip Morris International Inc. Form of Indemnification Agreement with Directors and Executive Officers